Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Fourth Quarter 2021 Financial Results and a Quarterly Cash Dividend of $0.33 per Share

Fourth Quarter 2021 Summary

•Net income of $84.8 million, or $0.89 per diluted share
•Return on average assets of 1.63%, return on average equity of 11.90%, and return on average tangible common equity of 18.66%(1)
•Efficiency ratio of 48.0%(1)
•Loan growth of $315.8 million, or 9.0%, annualized
•Net interest margin of 3.53%, and core net interest margin of 3.36%(1)
•Cost of deposits decreased to 0.04%
•Nonperforming assets represent 0.15% of total assets
•Tangible book value per diluted share increased $0.54 to $20.29(1)

Irvine, Calif., January 20, 2022 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank (the “Bank”), reported net income of $84.8 million, or $0.89 per diluted share, for the fourth quarter of 2021, compared with net income of $90.1 million, or $0.95 per diluted share, for the third quarter of 2021, and net income of $67.1 million, or $0.71 per diluted share, for the fourth quarter of 2020.

For the fourth quarter of 2021, the Company’s return on average assets (“ROAA”) was 1.63%, return on average equity (“ROAE”) was 11.90%, and return on average tangible common equity (“ROATCE”)(1) was 18.66%, compared to 1.73%, 12.67%, and 19.89%, respectively, for the third quarter of 2021 and 1.34%, 9.91%, and 16.32%, respectively, for the fourth quarter of 2020. Total assets as of December 31, 2021 were $21.09 billion, compared to $21.01 billion at September 30, 2021 and $19.74 billion at December 31, 2020.

Steven R. Gardner, Chairman, President, and Chief Executive Officer of the Company, commented, “We delivered another solid quarter of results, reflecting our focus on consistently delivering strong financial performance. Our disciplined approach to business development and client relationship management is driven by effectively leveraging our innovative technology systems, and results in a sound and well diversified balance sheet. Despite the challenging environment throughout the past year, we grew tangible book value by 8.8% during 2021 while returning $140 million of capital to our shareholders.

“During the fourth quarter, we generated $1.48 billion in loan commitments, with the mix of production more heavily weighted toward new business loan activity. Additionally, we saw an improvement in credit demand among both existing and new clients, which resulted in more than a 50% increase in new commercial loan commitments over the prior quarter. Our full year loan production was a record $5.7 billion, and resulted in 8.1% loan growth for 2021, enabling us to redeploy excess liquidity into higher yielding earning assets. Given the increasing probability of higher interest rates, we enhanced our existing interest rate asset sensitivity by adding $900 million pay-fixed, receive-floating rate swaps during the fourth quarter, increasing our notional amount to $1.20 billion at year end.

“As we look ahead, we believe we are well-positioned to deliver another year of solid financial performance. We are focused on achieving our organic growth objectives and are well-positioned to continue our disciplined approach pursuing strategic growth opportunities that can strengthen our franchise and create long-term value for our shareholders.”
(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020
Financial Highlights
Net income	$84,831	$90,088	$67,136
Diluted earnings per share	0.89	0.95	0.71
Common equity dividend per share	0.33	0.33	0.28
Return on average assets	1.63%	1.73%	1.34%
Return on average equity	11.90	12.67	9.91
Return on average tangible common equity (1)	18.66	19.89	16.32
Pre-provision net revenue on average assets (1)	1.93	1.98	1.92
Net interest margin	3.53	3.51	3.61
Core net interest margin (1)	3.36	3.30	3.32
Cost of deposits	0.04	0.06	0.14
Efficiency ratio (1)	48.0	47.5	48.5
Noninterest expense (excluding merger-related expense) as a percent of average assets (1)	1.86	1.85	1.89
Total assets	$21,094,429	$21,005,211	$19,736,544
Total deposits	17,115,589	17,469,999	16,214,177
Loans to deposit ratio	83.6%	80.1%	81.6%
Non-maturity deposits as a percent of total deposits	93.8	93.6	90.0
Book value per share	$30.58	$30.08	$29.07
Tangible book value per share (1)	20.29	19.75	18.65
Total risk-based capital ratio	14.62%	14.56%	16.31%
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $170.7 million in the fourth quarter of 2021, an increase of $1.7 million, or 1.0%, from the third quarter of 2021. The increase in net interest income was driven by higher average loan balances of $345.6 million and higher loan related fees offsetting the impact of lower average loan yields, as well as higher average investment yields and lower deposit costs.

The net interest margin for the fourth quarter of 2021 was 3.53%, compared with 3.51% for the third quarter of 2021. The core net interest margin(1), which excludes the impact of loan accretion and other adjustments, increased 6 basis points to 3.36%, compared to 3.30% in the prior quarter. The core net interest margin expansion was a result of higher loan-related fees driven by elevated prepayment activities in the fourth quarter, higher average investment yields, and lower cost of deposits, partially offset by lower average loan yields.

Net interest income for the fourth quarter of 2021 increased $2.5 million compared to the fourth quarter of 2020. The increase was primarily attributable to higher average loans of $690.0 million, higher average investment securities of $868.7 million, and lower cost of funds. These items were partially offset by lower average loan and investment yields, and higher average interest-bearing deposit balances.
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Cash and cash equivalents	$334,371	$66	0.08%	$663,076	$195	0.12%	$1,239,035	$286	0.09%
Investment securities	4,833,251	19,522	1.62	4,807,854	18,827	1.57	3,964,592	17,039	1.72
Loans receivable, net (1) (2)	14,005,836	157,418	4.46	13,660,242	157,025	4.56	13,315,810	163,499	4.88
Total interest-earning assets	$19,173,458	$177,006	3.66	$19,131,172	$176,047	3.65	$18,519,437	$180,824	3.88

Liabilities
Interest-bearing deposits	$10,471,426	$1,694	0.06	$10,536,091	$2,432	0.09	$10,384,229	$5,685	0.22
Borrowings	400,014	4,593	4.59	332,245	4,546	5.43	539,021	6,941	5.12
Total interest-bearing liabilities	$10,871,440	$6,287	0.23	$10,868,336	$6,978	0.25	$10,923,250	$12,626	0.46
Noninterest-bearing deposits	$6,911,702			$6,809,211			$6,125,171
Net interest income		$170,719			$169,069			$168,198
Net interest margin (3)			3.53			3.51			3.61
Cost of deposits (4)			0.04			0.06			0.14
Cost of funds (5)			0.14			0.16			0.29
Ratio of interest-earning assets to interest-bearing liabilities			176.37			176.03			169.54
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums.
(2) Interest income includes net discount accretion of $7.9 million, $9.4 million, and $11.0 million, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.

Provision for Credit Losses

For the fourth quarter of 2021, the Company recorded a $14.6 million provision recapture, compared to a $19.7 million provision recapture for the third quarter of 2021, and a $1.5 million provision expense for the fourth quarter of 2020. The provision recapture for the fourth quarter of 2021 was reflective of the current and forecasted economic environment used in the Company’s current expected credit losses (“CECL”) model, partially offset by fourth quarter loan growth and changes in loan mix. The provision expense in the fourth quarter of 2020 was primarily due to an increase in outstanding unfunded commitments in the commercial and industrial loan segment, offset by provision recapture for loans due to lower loans held for investment and favorable changes in asset quality and loan mix.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Provision for Credit Losses
Provision for loan losses	$(14,710)	$(19,543)	$(8,079)
Provision for unfunded commitments	51	(194)	9,596
Provision for held-to-maturity securities	11	11	—
Total provision for credit losses	$(14,648)	$(19,726)	$1,517

Noninterest Income

Noninterest income for the fourth quarter of 2021 was $27.3 million, a decrease of $2.8 million from the third quarter of 2021. The decrease was primarily due to a $3.3 million decrease in other income related to $2.5 million lower CRA investment income and the prior quarter's $970,000 gain on debt extinguishment.

During the fourth quarter of 2021, the Bank sold $13.3 million of SBA loans for a net gain of $1.3 million, compared with $12.0 million of SBA loans sold for a net gain of $1.2 million in the third quarter of 2021.

During the fourth quarter of 2021, the Bank sold $267.1 million of investment securities for a net gain of $3.6 million, compared to the sales of $161.6 million of investment securities for a net gain of $4.2 million in the third quarter of 2021.

Noninterest income for the fourth quarter of 2021 increased $4.1 million, compared to the fourth quarter of 2020. The increase was primarily due to a $4.3 million increase in trust custodial account fees, a $1.3 million increase in earnings on BOLI, a $1.0 million increase in net gain from loan sales, a $964,000 increase in escrow and exchange fee income, and a $585,000 increase in services charges on deposit accounts, partially offset by a $2.4 million decrease in other income and a $1.4 million decrease in net gain from sales of investment securities.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
NONINTEREST INCOME
Loan servicing income	$505	$536	$633
Service charges on deposit accounts	2,590	2,375	2,005
Other service fee income	391	350	459
Debit card interchange fee income	769	834	777
Earnings on BOLI	3,521	3,266	2,240
Net gain from sales of loans	1,334	1,187	328
Net gain from sales of investment securities	3,585	4,190	5,002
Trust custodial account fees	11,611	11,446	7,296
Escrow and exchange fees	2,221	1,867	1,257
Other income	754	4,049	3,197
Total noninterest income	$27,281	$30,100	$23,194

Noninterest Expense

Noninterest expense totaled $97.3 million for the fourth quarter of 2021, an increase of $1.2 million compared to the third quarter of 2021, primarily due to a $2.5 million increase in compensation and benefits, and a $1.3 million increase in legal and professional services expense. These increases were partially offset by a $1.2 million decrease in premises and occupancy expense.

Noninterest expense decreased by $2.7 million compared to the fourth quarter of 2020 primarily due to a $5.1 million decrease in merger-related expense related to the Opus acquisition. Excluding merger-related expense, noninterest expense increased $2.4 million, primarily due to a $4.0 million increase in compensation and benefits, and a $1.6 million increase in legal and professional services expense, partially offset by a $1.9 million decrease in premises and occupancy expense and a $1.2 million decrease in deposit expense.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
NONINTEREST EXPENSE
Compensation and benefits	$56,076	$53,592	$52,044
Premises and occupancy	11,403	12,611	13,268
Data processing	5,881	6,296	5,990
FDIC insurance premiums	1,389	1,392	1,213
Legal and professional services	5,870	4,563	4,305
Marketing expense	1,821	2,008	1,442
Office expense	1,463	1,076	2,191
Loan expense	857	1,332	1,084
Deposit expense	3,836	3,974	5,026
Merger-related expense	—	—	5,071
Amortization of intangible assets	3,880	3,912	4,505
Other expense	4,776	5,284	3,800
Total noninterest expense	$97,252	$96,040	$99,939

Income Tax

For the fourth quarter of 2021, our income tax expense totaled $30.6 million, resulting in an effective tax rate of 26.5%, compared to income tax expense of $32.8 million and an effective tax rate of 26.7% for the third quarter of 2021, and income tax expense of $22.8 million and an effective tax rate of 25.4% for the fourth quarter of 2020. The lower effective tax rate from the fourth quarter of 2020 was primarily driven by the effect of favorable permanent differences on lower pre-tax income.

For full year 2021, our income tax expense totaled $120.9 million, resulting in an effective tax rate of 26.2%.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $14.30 billion at December 31, 2021, an increase of $313.0 million, or 2.2% from September 30, 2021, and an increase of $1.06 billion, or 8.0% from December 31, 2020. The increase from September 30, 2021 was driven primarily by new loan fundings and higher commercial line utilization rates, partially offset by higher prepayments. The increase in loans held for investment from December 31, 2020 was due to new loan production, partially offset by loan amortization, prepayments, and maturities, as well as loan sales. Business line utilization increased to an average of 35.2% for the fourth quarter of 2021, compared to an average of 33.1% in the prior quarter.

During the fourth quarter of 2021, the Bank generated $1.48 billion of new loan commitments and funded $1.07 billion of loans, compared with $1.46 billion in new loan commitments and $1.10 billion in funded loans for the third quarter of 2021, and $911.3 million of new loan commitments and $712.5 million in funded loans for the fourth quarter of 2020. The year-over-year increase in loans funded was primarily due to expansion in our multifamily and commercial and industrial loan segments.

At December 31, 2021, the ratio of loans held for investment to total deposits was 83.6%, compared with 80.1% and 81.6%, at September 30, 2021 and December 31, 2020, respectively.

The following table presents the primary loan roll-forward activities for total loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	December 31,	September 30,
(Dollars in thousands)	2021	2021
Beginning loan balance	$13,990,961	$13,599,312
New commitments	1,479,445	1,459,201
Unfunded new commitments	(408,963)	(359,000)
Net new fundings	1,070,482	1,100,201
Amortization/maturities/payoffs	(935,064)	(762,795)
Net draws on existing lines of credit	194,548	69,141
Loan sales	(13,427)	(12,258)
Charge-offs	(734)	(2,640)
Net increase	315,805	391,649
Ending loan balance	$14,306,766	$13,990,961

The following table presents the composition of the loan portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,771,137	$2,823,065	$2,675,085
Multifamily	5,891,934	5,705,666	5,171,356
Construction and land	277,640	292,815	321,993
SBA secured by real estate (1)	46,917	49,446	57,331
Total investor loans secured by real estate	8,987,628	8,870,992	8,225,765
Business loans secured by real estate (2)
CRE owner-occupied	2,251,014	2,242,164	2,114,050
Franchise real estate secured	380,381	354,481	347,932
SBA secured by real estate (3)	69,184	69,937	79,595
Total business loans secured by real estate	2,700,579	2,666,582	2,541,577
Commercial loans (4)
Commercial and industrial	2,103,112	1,888,870	1,768,834
Franchise non-real estate secured	392,576	392,950	444,797
SBA non-real estate secured	11,045	12,732	15,957
Total commercial loans	2,506,733	2,294,552	2,229,588
Retail loans
Single family residential (5)	95,292	144,309	232,574
Consumer	5,665	6,426	6,929
Total retail loans	100,957	150,735	239,503
Gross loans held for investment (6)	14,295,897	13,982,861	13,236,433
Allowance for credit losses for loans held for investment	(197,752)	(211,481)	(268,018)
Loans held for investment, net	$14,098,145	$13,771,380	$12,968,415

Total unfunded loan commitments	2,507,911	2,504,188	1,947,250
Loans held for sale, at lower of cost or fair value	$10,869	$8,100	$601
___________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $77.1 million, $85.0 million, and $113.8 million as of December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

The total end of period weighted average interest rate on loans, excluding fees and discounts, at December 31, 2021 was 3.95%, compared with 4.03% at September 30, 2021 and 4.27% at December 31, 2020. The quarter-over-quarter and year-over-year decreases reflect the continued impact from prepayments of higher rate loans and lower rates on new loan originations. During the fourth quarter, the Bank added overnight SOFR-based pay-fixed, receive-floating interest rate swaps with a notional amount of $900 million, bringing the total to $1.20 billion notional position at December 31, 2021.

The following table presents the composition of new loan commitments originated during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Investor loans secured by real estate
CRE non-owner-occupied	$94,740	$105,792	$80,298
Multifamily	552,600	613,640	398,651
Construction and land	94,343	99,943	60,336
SBA secured by real estate (1)	—	1,410	—
Total investor loans secured by real estate	741,683	820,785	539,285
Business loans secured by real estate (2)
CRE owner-occupied	147,322	256,269	96,779
Franchise real estate secured	52,034	19,207	27,162
SBA secured by real estate (3)	15,631	15,065	1,999
Total business loans secured by real estate	214,987	290,541	125,940
Commercial loans (4)
Commercial and industrial	469,018	310,985	228,076
Franchise non-real estate secured	43,219	21,654	8,005
SBA non-real estate secured	3,500	—	283
Total commercial loans	515,737	332,639	236,364
Retail loans
Single family residential (5)	6,800	14,782	8,888
Consumer	238	454	786
Total retail loans	7,038	15,236	9,674
Total loan commitments	$1,479,445	$1,459,201	$911,263
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(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on our new loan production was 3.55% in the fourth quarter of 2021, compared to 3.66% in the third quarter of 2021 and 3.55% in the fourth quarter of 2020.

Asset Quality and Allowance for Credit Losses

At December 31, 2021, our allowance for credit losses (“ACL”) on loans held for investment was $197.8 million, a decrease of $13.7 million from September 30, 2021 and a decrease of $70.3 million from December 31, 2020. The provision for credit loss recapture during the current quarter was reflective of the current and forecasted economic activity used in the Company's CECL model relative to the prior quarter, partially offset by loan growth and changes in loan mix during the quarter. The decrease in ACL from December 31, 2020 was primarily due to favorable changes in economic forecasts used in the Company's CECL model related to the COVID-19 pandemic.

During the fourth quarter of 2021, the Company reported $1.0 million in net recoveries, compared to net charge-offs of $1.8 million and $6.4 million during the third quarter of 2021 and the fourth quarter of 2020, respectively.

The following table provides the allocation of the ACL for loans held for investment as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended December 31, 2021
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner occupied	$42,467	$—	$78	$(5,165)	$37,380
Multifamily	52,164	—	—	3,045	55,209
Construction and land	8,017	—	—	(2,806)	5,211
SBA secured by real estate (1)	3,879	(1)	3	(680)	3,201
Business loans secured by real estate (2)
CRE owner-occupied	33,679	—	12	(4,116)	29,575
Franchise real estate secured	9,626	—	—	(1,641)	7,985
SBA secured by real estate (3)	5,104	—	—	(238)	4,866
Commercial loans (4)
Commercial and industrial	37,595	(731)	1,292	(20)	38,136
Franchise non-real estate secured	17,518	—	325	(2,759)	15,084
SBA non-real estate secured	632	—	2	(69)	565
Retail loans
Single family residential (5)	529	—	—	(274)	255
Consumer loans	271	(2)	3	13	285
Totals	$211,481	$(734)	$1,715	$(14,710)	$197,752
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of allowance for loan losses to total loans held for investment at December 31, 2021 was 1.38%, compared to 1.51% and 2.02% at September 30, 2021 and December 31, 2020, respectively. The fair value discount on loans acquired through bank acquisitions was $77.1 million, or 0.54% of total loans held for investment, as of December 31, 2021, compared to $85.0 million, or 0.60% of total loans held for investment, as of September 30, 2021, and $113.8 million, or 0.85% of total loans held for investment, as of December 31, 2020.

Nonperforming assets totaled $31.3 million, or 0.15% of total assets, at December 31, 2021, compared with $35.1 million, or 0.17% of total assets, at September 30, 2021 and $29.2 million, or 0.15% of total assets, at December 31, 2020. Total loan delinquencies were $19.5 million, or 0.14% of loans held for investment, at December 31, 2021, compared to $20.2 million, or 0.14% of loans held for investment, at September 30, 2021, and $13.3 million, or 0.10% of loans held for investment, at December 31, 2020.

Classified loans totaled $121.8 million, or 0.85% of loans held for investment, at December 31, 2021, compared with $124.5 million, or 0.89% of loans held for investment, at September 30, 2021, and $128.3 million, or 0.97% of loans held for investment, at December 31, 2020. The favorable quarter-over-quarter and year-over-year decrease was primarily driven by the net changes in risk ratings.

Interest typically is not accrued on loans 90 days or more past due or when, in the opinion of management, there is reasonable doubt as to the timely collection of principal or interest. There were no loans 90 days or more past due and still accruing interest at December 31, 2021. There were $17.3 million of troubled debt restructured loans at December 31, 2021, compared with $17.6 million at September 30, 2021, and no troubled debt restructured loans at December 31, 2020.

At December 31, 2021 and September 30, 2021, there were no COVID-19 loan modifications remaining within their modification period and no loans were in-process for potential modification.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Asset Quality
Nonperforming loans	$31,273	$35,090	$29,209
Other real estate owned	—	—	—
Other assets owned	—	—	—
Nonperforming assets	$31,273	$35,090	$29,209

Total classified assets (1)	$121,827	$124,506	$128,332
Allowance for credit losses	197,752	211,481	268,018
Allowance for credit losses as a percent of total nonperforming loans	632%	603%	918%
Nonperforming loans as a percent of loans held for investment	0.22	0.25	0.22
Nonperforming assets as a percent of total assets	0.15	0.17	0.15
Classified loans to total loans held for investment	0.85	0.89	0.97
Classified assets to total assets	0.58	0.59	0.65
Net loan (recoveries) charge-offs for the quarter ended	$(981)	$1,750	$6,406
Net loan (recoveries) charge-offs for the quarter to average total loans, net	(0.01)%	0.01%	0.05%
Allowance for credit losses to loans held for investment (2)	1.38	1.51	2.02
Loans modified under CARES Act	$—	$—	$79,465
Loans modified under CARES Act as a percent of loans held for investment	—%	—%	0.60%
Delinquent Loans:
30 - 59 days	$1,395	$728	$1,269
60 - 89 days	—	936	57
90+ days	18,100	18,514	11,996
Total delinquency	$19,495	$20,178	$13,322
Delinquency as a percent of loans held for investment	0.14%	0.14%	0.10%
______________________________
(1) Includes substandard loans and other real estate owned.
(2) At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment. At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment. At December 31, 2020, 55% of loans held for investment include a fair value net discount of $113.8 million, or 0.85% of loans held for investment.

Investment Securities

At December 31, 2021, investment securities available-for-sale and investment securities held-to-maturity were $4.27 billion and $381.7 million, respectively, compared to $4.71 billion and $170.6 million at September 30, 2021, respectively. In total, investment securities were $4.66 billion at December 31, 2021, a decrease of $224.9 million from $4.88 billion at September 30, 2021. The decrease as compared to the third quarter of 2021 was primarily the result of sales of $267.1 million, principal payments, amortization, and redemptions of $147.1 million, and a mark-to-market fair value adjustment decrease of $9.4 million, partially offset by purchases of $198.8 million as the Company deployed its excess liquidity. During the fourth quarter of 2021, the Company transferred $165.5 million of municipal bonds from available-for-sale to held-to-maturity at fair value compared to the $157.6 million of municipal bonds transferred from available-for-sale to held-to-maturity at fair value during the third quarter of 2021.

The Company’s assessment of investment securities available-for-sale indicated that no ACL was required as of December 31, 2021.

Investment securities increased $700.7 million from the same period last year, the result of $2.28 billion in purchases, partially offset by $884.2 million in sales, $603.9 million in principal payments, amortization, and redemptions, and an $89.1 million decrease in mark-to-market fair value adjustments.

Deposits

At December 31, 2021, deposits totaled $17.12 billion, a decrease of $354.4 million, or 2.0%, from September 30, 2021, and an increase of $901.4 million, or 5.56%, from December 31, 2020. At December 31, 2021, non-maturity deposits totaled $16.06 billion, a decrease of $299.6 million, or 1.8%, from September 30, 2021, and an increase of $1.47 billion, or 10.1%, from December 31, 2020. During the fourth quarter of 2021, money market/savings deposits decreased $230.8 million, noninterest-bearing deposits decreased $84.2 million, and retail certificates of deposits decreased $54.8 million, partially offset by an increase of $15.4 million in interest checking, as compared to the third quarter of 2021. The increase in deposits from December 31, 2020 was primarily driven by an increase in business checking and money market/savings deposits, partially offset by decreases in retail and brokered certificates of deposit.

The weighted average cost of deposits for the fourth quarter of 2021 was 0.04%, compared with 0.06% for the third quarter of 2021 and 0.14% for the fourth quarter of 2020. The decrease in the weighted average cost of deposits for the fourth quarter of 2021 compared to the third quarter of 2021 was principally driven by lower pricing across all deposit categories, and higher average noninterest-bearing deposits.

The end of period weighted average rate of deposits at December 31, 2021 was 0.04%.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Deposit Accounts
Noninterest-bearing checking	$6,757,259	$6,841,495	$6,011,106
Interest-bearing:
Checking	3,493,331	3,477,902	2,913,260
Money market/savings	5,806,726	6,037,532	5,662,969
Retail certificates of deposit	1,058,273	1,113,070	1,471,512
Wholesale/brokered certificates of deposit	—	—	155,330
Total interest-bearing	10,358,330	10,628,504	10,203,071
Total deposits	$17,115,589	$17,469,999	$16,214,177

Cost of deposits	0.04%	0.06%	0.14%
Noninterest-bearing deposits as a percent of total deposits	39.5	39.2	37.1
Non-maturity deposits as a percent of total deposits	93.8	93.6	90.0
Core deposits to total deposits (1)	97.1	97.0	94.9
______________________________
(1) Core deposits are all transaction accounts and non-brokered certificates of deposit less than $250,000.

Borrowings

At December 31, 2021, total borrowings amounted to $888.6 million, an increase of $408.2 million from September 30, 2021 and an increase of $356.1 million from December 31, 2020. Total borrowings at December 31, 2020 included $550.0 million of Federal Home Loan Bank of San Francisco (“FHLB”) overnight advances, $330.6 million of subordinated debt, and $8.0 million other short-term borrowing. The increase in borrowings at December 31, 2021 as compared to September 30, 2021 was primarily due to an increase of $400.0 million in FHLB advances. The increase in borrowings at December 31, 2021 as compared to December 31, 2020 was primarily due to an increase of $519.0 million in FHLB overnight advances, partially offset by the redemptions of $160.0 million in subordinated notes and $10.4 million junior subordinated debt securities. At December 31, 2021, total borrowings represented 4.2% of total assets, compared to 2.3% and 2.7% as of September 30, 2021 and December 31, 2020, respectively.

Capital Ratios

At December 31, 2021, our common stockholder's equity was $2.89 billion, or 13.68% of total assets, compared with $2.84 billion, or 13.51% of total assets, at September 30, 2021, and $2.75 billion, or 13.92% of total assets, at December 31, 2020, with a book value per share of $30.58, compared with $30.08 at September 30, 2021, and $29.07 at December 31, 2020. At December 31, 2021, our ratio of tangible common equity to total assets(1) was 9.52%, compared with 9.30% at September 30, 2021 and 9.40% at December 31, 2020, and our tangible book value per share(1) increased to $20.29, compared to $19.75 at September 30, 2021 and $18.65 at December 31, 2020.

The Company implemented the CECL model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. At December 31, 2021, the Company had a tier 1 leverage capital ratio of 10.08%, common equity tier 1 risk-based capital ratio of 12.11%, tier 1 risk-based capital ratio of 12.11%, and total risk-based capital ratio of 14.62%. At December 31, 2021, the Bank had a tier 1 leverage capital ratio of 11.62%, common equity tier 1 risk-based capital ratio of 13.96%, tier 1 risk-based capital ratio of 13.96%, and total risk-based capital of 14.70%.

______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

These capital ratios of the Company and the Bank exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage ratio, 6.5% for common equity tier 1 risk-based capital ratio, 8.00% for tier 1 risk-based capital ratio, and 10.00% for total risk-based capital ratio, and exceeded the minimum capital ratio levels inclusive of the fully phased-in capital conservation buffer of 4.0%, 7.0%, 8.5%, and 10.5%, respectively.

	December 31,	September 30,	December 31,
Capital Ratios	2021	2021	2020
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	10.08%	9.85%	9.47%
Common equity tier 1 risk-based capital ratio	12.11	11.96	12.04
Tier 1 risk-based capital ratio	12.11	11.96	12.04
Total risk-based capital ratio	14.62	14.56	16.31
Tangible common equity ratio (1)	9.52	9.30	9.40

Pacific Premier Bank
Tier 1 leverage ratio	11.62%	11.38%	10.89%
Common equity tier 1 risk-based capital ratio	13.96	13.81	13.84
Tier 1 risk-based capital ratio	13.96	13.81	13.84
Total risk-based capital ratio	14.70	14.61	15.89

Share Data
Book value per share	$30.58	$30.08	$29.07
Tangible book value per share (1)	20.29	19.75	18.65
Common equity dividends declared per share	0.33	0.33	0.28
Closing stock price (2)	40.03	41.44	31.33
Shares issued and outstanding	94,389,543	94,354,211	94,483,136
Market Capitalization (2)(3)	$3,778,413	$3,910,039	$2,960,157
______________________________
(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share is set forth below.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On January 18, 2022, the Company's Board of Directors declared a $0.33 per share dividend, payable on February 11, 2022 to stockholders of record on February 4, 2022. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase up to 4,725,000 shares of its common stock. During the fourth quarter of 2021, the Company did not repurchase any shares of common stock.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on January 20, 2022 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (844) 200-6205, access code 905653. Additionally, a telephone replay will be made available through January 27, 2022 at (866) 813-9403, access code 181120.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, a California-based commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Oregon, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with $21 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has over $18 billion of assets under custody and approximately 45,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners' Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects remain uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility, which could result in impairment to our goodwill in future periods. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to the COVID-19 pandemic, could affect us in substantial and unpredictable ways, including the potential adverse impact of loan modifications and payment deferrals implemented consistent with recent regulatory guidance. Other risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve
System; inflation/deflation, interest rate, market, and monetary fluctuations; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill; the impact of governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing, and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; our ability to attract deposits and other sources of liquidity; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue our stock repurchase program or reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to such program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, which could impact business and economic conditions in the United States and abroad; public health crisis and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2020 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President, and Chief Executive Officer
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
ASSETS
Cash and cash equivalents	$304,703	$322,320	$631,888	$1,554,668	$880,766
Interest-bearing time deposits with financial institutions	2,216	2,708	2,708	2,708	2,845
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	381,674	170,576	18,933	21,931	23,732
Investment securities available for sale, at fair value	4,273,864	4,709,815	4,487,447	3,857,337	3,931,115
FHLB, FRB and other stock, at cost	117,538	118,399	117,738	117,843	117,055
Loans held for sale, at lower of cost or fair value	10,869	8,100	4,714	7,311	601
Loans held for investment	14,295,897	13,982,861	13,594,598	13,117,392	13,236,433
Allowance for credit losses	(197,752)	(211,481)	(232,774)	(266,999)	(268,018)
Loans held for investment, net	14,098,145	13,771,380	13,361,824	12,850,393	12,968,415
Accrued interest receivable	65,728	63,228	67,529	65,098	74,574
Premises and equipment	71,908	72,850	73,821	76,329	78,884
Deferred income taxes, net	87,344	83,432	81,741	104,450	89,056
Bank owned life insurance	449,353	447,135	444,645	292,932	292,564
Intangible assets	69,571	73,451	77,363	81,364	85,507
Goodwill	901,312	901,312	901,312	900,204	898,569
Other assets	260,204	260,505	257,823	240,730	292,861
Total assets	$21,094,429	$21,005,211	$20,529,486	$20,173,298	$19,736,544
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$6,757,259	$6,841,495	$6,768,384	$6,302,703	$6,011,106
Interest-bearing:
Checking	3,493,331	3,477,902	3,103,343	3,155,071	2,913,260
Money market/savings	5,806,726	6,037,532	5,883,672	5,911,417	5,662,969
Retail certificates of deposit	1,058,273	1,113,070	1,259,698	1,353,431	1,471,512
Wholesale/brokered certificates of deposit	—	—	—	17,385	155,330
Total interest-bearing	10,358,330	10,628,504	10,246,713	10,437,304	10,203,071
Total deposits	17,115,589	17,469,999	17,015,097	16,740,007	16,214,177
FHLB advances and other borrowings	558,000	150,000	—	10,000	31,000
Subordinated debentures	330,567	330,408	476,622	501,611	501,511
Accrued expenses and other liabilities	203,962	216,688	224,348	218,582	243,207
Total liabilities	18,208,118	18,167,095	17,716,067	17,470,200	16,989,895
STOCKHOLDERS’ EQUITY
Common stock	929	929	931	931	931
Additional paid-in capital	2,351,294	2,347,626	2,352,112	2,348,445	2,354,871
Retained earnings	541,950	488,385	433,852	368,911	330,555
Accumulated other comprehensive (loss) income	(7,862)	1,176	26,524	(15,189)	60,292
Total stockholders' equity	2,886,311	2,838,116	2,813,419	2,703,098	2,746,649
Total liabilities and stockholders' equity	$21,094,429	$21,005,211	$20,529,486	$20,173,298	$19,736,544

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2020	2021	2020
INTEREST INCOME
Loans	$157,418	$157,025	$163,499	$622,033	$577,558
Investment securities and other interest-earning assets	19,588	19,022	17,325	74,706	53,168
Total interest income	177,006	176,047	180,824	696,739	630,726
INTEREST EXPENSE
Deposits	1,694	2,432	5,685	11,817	34,336
FHLB advances and other borrowings	33	1	121	99	1,532
Subordinated debentures	4,560	4,545	6,820	22,449	20,647
Total interest expense	6,287	6,978	12,626	34,365	56,515
Net interest income before provision for credit losses	170,719	169,069	168,198	662,374	574,211
Provision for credit losses	(14,648)	(19,726)	1,517	(70,876)	191,816
Net interest income after provision for credit losses	185,367	188,795	166,681	733,250	382,395
NONINTEREST INCOME
Loan servicing income	505	536	633	2,121	2,028
Service charges on deposit accounts	2,590	2,375	2,005	9,219	6,712
Other service fee income	391	350	459	1,566	1,554
Debit card interchange fee income	769	834	777	3,489	2,526
Earnings on BOLI	3,521	3,266	2,240	11,299	7,160
Net gain from sales of loans	1,334	1,187	328	4,428	8,609
Net gain from sales of investment securities	3,585	4,190	5,002	16,906	13,882
Trust custodial account fees	11,611	11,446	7,296	38,176	16,653
Escrow and exchange fees	2,221	1,867	1,257	7,286	2,663
Other income	754	4,049	3,197	13,360	9,538
Total noninterest income	27,281	30,100	23,194	107,850	71,325
NONINTEREST EXPENSE
Compensation and benefits	56,076	53,592	52,044	215,690	180,452
Premises and occupancy	11,403	12,611	13,268	48,234	43,296
Data processing	5,881	6,296	5,990	23,770	20,491
FDIC insurance premiums	1,389	1,392	1,213	5,274	3,571
Legal and professional services	5,870	4,563	4,305	18,554	15,633
Marketing expense	1,821	2,008	1,442	6,917	5,891
Office expense	1,463	1,076	2,191	5,957	7,216
Loan expense	857	1,332	1,084	4,469	3,531
Deposit expense	3,836	3,974	5,026	15,654	19,700
Merger-related expense	—	—	5,071	5	49,129
Amortization of intangible assets	3,880	3,912	4,505	15,936	17,072
Other expense	4,776	5,284	3,800	19,817	15,137
Total noninterest expense	97,252	96,040	99,939	380,277	381,119
Net income before income taxes	115,396	122,855	89,936	460,823	72,601
Income tax	30,565	32,767	22,800	120,934	12,250
Net income	$84,831	$90,088	$67,136	$339,889	$60,351
EARNINGS PER SHARE
Basic	$0.90	$0.95	$0.71	$3.60	$0.75
Diluted	0.89	0.95	0.71	3.58	0.75
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	93,415,304	93,549,639	93,568,994	93,532,109	79,209,560
Diluted	93,906,491	94,060,724	93,969,188	94,012,137	79,506,274

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$334,371	$66	0.08%	$663,076	$195	0.12%	$1,239,035	$286	0.09%
Investment securities	4,833,251	19,522	1.62	4,807,854	18,827	1.57	3,964,592	17,039	1.72
Loans receivable, net (1) (2)	14,005,836	157,418	4.46	13,660,242	157,025	4.56	13,315,810	163,499	4.88
Total interest-earning assets	19,173,458	177,006	3.66	19,131,172	176,047	3.65	18,519,437	180,824	3.88
Noninterest-earning assets	1,693,547			1,673,731			1,540,456
Total assets	$20,867,005			$20,804,903			$20,059,893
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$3,501,323	$225	0.03%	$3,383,219	$290	0.03%	$2,971,983	$652	0.09%
Money market	5,467,559	925	0.07	5,554,881	1,309	0.09	5,368,054	3,296	0.24
Savings	418,218	27	0.03	401,804	58	0.06	360,148	86	0.09
Retail certificates of deposit	1,084,326	517	0.19	1,196,187	775	0.26	1,507,959	1,413	0.37
Wholesale/brokered certificates of deposit	—	—	—	—	—	—	176,085	238	0.54
Total interest-bearing deposits	10,471,426	1,694	0.06	10,536,091	2,432	0.09	10,384,229	5,685	0.22
FHLB advances and other borrowings	69,538	33	0.19	1,670	1	0.24	37,560	121	1.28
Subordinated debentures	330,476	4,560	5.52	330,575	4,545	5.50	501,461	6,820	5.44
Total borrowings	400,014	4,593	4.59	332,245	4,546	5.43	539,021	6,941	5.12
Total interest-bearing liabilities	10,871,440	6,287	0.23	10,868,336	6,978	0.25	10,923,250	12,626	0.46
Noninterest-bearing deposits	6,911,702			6,809,211			6,125,171
Other liabilities	232,863			282,556			300,963
Total liabilities	18,016,005			17,960,103			17,349,384
Stockholders' equity	2,851,000			2,844,800			2,710,509
Total liabilities and equity	$20,867,005			$20,804,903			$20,059,893
Net interest income		$170,719			$169,069			$168,198
Net interest margin (3)			3.53%			3.51%			3.61%
Cost of deposits (4)			0.04			0.06			0.14
Cost of funds (5)			0.14			0.16			0.29
Ratio of interest-earning assets to interest-bearing liabilities			176.37			176.03			169.54
____________________________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums.
(2) Interest income includes net discount accretion of $7.9 million, $9.4 million, and $11.0 million, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Investor loans secured by real estate
CRE non-owner-occupied	$2,771,137	$2,823,065	$2,810,233	$2,729,785	$2,675,085
Multifamily	5,891,934	5,705,666	5,539,464	5,309,592	5,171,356
Construction and land	277,640	292,815	297,728	316,458	321,993
SBA secured by real estate (1)	46,917	49,446	53,003	56,381	57,331
Total investor loans secured by real estate	8,987,628	8,870,992	8,700,428	8,412,216	8,225,765
Business loans secured by real estate (2)
CRE owner-occupied	2,251,014	2,242,164	2,089,300	2,029,984	2,114,050
Franchise real estate secured	380,381	354,481	358,120	340,805	347,932
SBA secured by real estate (3)	69,184	69,937	72,923	73,967	79,595
Total business loans secured by real estate	2,700,579	2,666,582	2,520,343	2,444,756	2,541,577
Commercial loans (4)
Commercial and industrial	2,103,112	1,888,870	1,795,144	1,656,098	1,768,834
Franchise non-real estate secured	392,576	392,950	401,315	399,041	444,797
SBA non-real estate secured	11,045	12,732	13,900	14,908	15,957
SBA PPP	—	—	—	—	—
Total commercial loans	2,506,733	2,294,552	2,210,359	2,070,047	2,229,588
Retail loans
Single family residential (5)	95,292	144,309	157,228	184,049	232,574
Consumer	5,665	6,426	6,240	6,324	6,929
Total retail loans	100,957	150,735	163,468	190,373	239,503
Gross loans held for investment (6)	14,295,897	13,982,861	13,594,598	13,117,392	13,236,433
Allowance for credit losses for loans held for investment	(197,752)	(211,481)	(232,774)	(266,999)	(268,018)
Loans held for investment, net	$14,098,145	$13,771,380	$13,361,824	$12,850,393	$12,968,415

Loans held for sale, at lower of cost or fair value	$10,869	$8,100	$4,714	$7,311	$601
____________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unaccreted fair value net purchase discounts of $77.1 million, $85.0 million, $94.4 million, $103.9 million, and $113.8 million as of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020 respectively.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020
Asset Quality
Nonperforming loans	$31,273	$35,090	$34,387	$38,909	$29,209
Other real estate owned	—	—	—	—	—
Nonperforming assets	$31,273	$35,090	$34,387	$38,909	$29,209

Total classified assets (1)	$121,827	$124,506	$131,350	$134,667	$128,332
Allowance for credit losses	197,752	211,481	232,774	266,999	268,018
Allowance for credit losses as a percent of total nonperforming loans	632%	603%	677%	686%	918%
Nonperforming loans as a percent of loans held for investment	0.22	0.25	0.25	0.30	0.22
Nonperforming assets as a percent of total assets	0.15	0.17	0.17	0.19	0.15
Classified loans to total loans held for investment	0.85	0.89	0.97	1.03	0.97
Classified assets to total assets	0.58	0.59	0.64	0.67	0.65
Net loan (recoveries) charge-offs for the quarter ended	$(981)	$1,750	$1,094	$1,334	$6,406
Net loan (recoveries) charge-offs for the quarter to average total loans	(0.01)%	0.01%	0.01%	0.01%	0.05%
Allowance for credit losses to loans held for investment (2)	1.38	1.51	1.71	2.04	2.02
Loans modified under CARES Act	$—	$—	$819	$—	$79,465
Loans modified under CARES Act as a percent of loans held for investment	—%	—%	0.01%	—%	0.60%
Delinquent Loans:
30 - 59 days	$1,395	$728	$207	$13,116	$1,269
60 - 89 days	—	936	83	61	57
90+ days	18,100	18,514	19,045	9,410	11,996
Total delinquency	$19,495	$20,178	$19,335	$22,587	$13,322
Delinquency as a percent of loans held for investment	0.14%	0.14%	0.14%	0.17%	0.10%
____________________________________________
(1) Includes substandard loans and other real estate owned.
(2) At December 31, 2021, 36% of loans held for investment include a fair value net discount of $77.1 million, or 0.54% of loans held for investment. At September 30, 2021, 40% of loans held for investment include a fair value net discount of $85.0 million, or 0.60% of loans held for investment. At June 30, 2021, 45% of loans held for investment include a fair value net discount of $94.4 million, or 0.69% of loans held for investment. At March 31, 2021, 51% of loans held for investment include a fair value net discount $103.9 million, or 0.79% of loans held for investment. At December 31, 2020, 55% of loans held for investment include a fair value net discount of $113.8 million, or 0.85% of loans held for investment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
December 31, 2021
Investor loans secured by real estate
CRE non-owner-occupied	$10,255	$1,455	$—	$—	$10,255	$2,640
SBA secured by real estate (2)	937	—	—	—	937	937
Total investor loans secured by real estate	11,192	1,455	—	—	11,192	3,577
Business loans secured by real estate (3)
CRE owner-occupied	4,952	—	—	—	4,952	4,952
SBA secured by real estate (4)	589	—	—	—	589	589
Total business loans secured by real estate	5,541	—	—	—	5,541	5,541
Commercial loans (5)
Commercial and industrial	1,462	—	336	—	1,798	1,797
Franchise non-real estate secured	—	—	12,079	—	12,079	12,079
SBA not secured by real estate	653	—	—	—	653	653
Total commercial loans	2,115	—	12,415	—	14,530	14,529
Retail Loans
Single family residential (6)	10	—	—	—	10	10
Total retail loans	10	—	—	—	10	10
Totals nonaccrual loans	$18,858	$1,455	$12,415	$—	$31,273	$23,657
____________________________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(4) SBA loans that are collateralized by real property other than hotel/motel real property.
(5) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(6) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due
(Dollars in thousands)	Current	30-59	60-89	90+	Total
December 31, 2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,760,882	$—	$—	$10,255	$2,771,137
Multifamily	5,890,704	1,230	—	—	5,891,934
Construction and land	277,640	—	—	—	277,640
SBA secured by real estate (1)	46,580	—	—	337	46,917
Total investor loans secured by real estate	8,975,806	1,230	—	10,592	8,987,628
Business loans secured by real estate (2)
CRE owner-occupied	2,246,062	—	—	4,952	2,251,014
Franchise real estate secured	380,381	—	—	—	380,381
SBA secured by real estate (3)	68,743	—	—	441	69,184
Total business loans secured by real estate	2,695,186	—	—	5,393	2,700,579
Commercial loans (4)
Commercial and industrial	2,101,558	92	—	1,462	2,103,112
Franchise non-real estate secured	392,576	—	—	—	392,576
SBA not secured by real estate	10,319	73	—	653	11,045
Total commercial loans	2,504,453	165	—	2,115	2,506,733
Retail loans
Single family residential (5)	95,292	—	—	—	95,292
Consumer loans	5,665	—	—	—	5,665
Total retail loans	100,957	—	—	—	100,957
Total loans	$14,276,402	$1,395	$—	$18,100	$14,295,897
____________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Total Gross Loans
December 31, 2021
Investor loans secured by real estate
CRE non-owner-occupied	$2,718,001	$23,848	$29,288	$2,771,137
Multifamily	5,890,626	—	1,308	5,891,934
Construction and land	277,640	—	—	277,640
SBA secured by real estate (1)	37,228	1,501	8,188	46,917
Total investor loans secured by real estate	8,923,495	25,349	38,784	8,987,628
Business loans secured by real estate (2)
CRE owner-occupied	2,233,829	—	17,185	2,251,014
Franchise real estate secured	380,381	—	—	380,381
SBA secured by real estate (3)	60,560	62	8,562	69,184
Total business loans secured by real estate	2,674,770	62	25,747	2,700,579
Commercial loans (4)
Commercial and industrial	2,052,581	15,290	35,241	2,103,112
Franchise non-real estate secured	372,910	—	19,666	392,576
SBA not secured by real estate	7,950	795	2,300	11,045
Total commercial loans	2,433,441	16,085	57,207	2,506,733
Retail loans
Single family residential (5)	95,243	—	49	95,292
Consumer loans	5,625	—	40	5,665
Total retail loans	100,868	—	89	100,957
Total loans	$14,132,574	$41,496	$121,827	$14,295,897
____________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP to Non-GAAP RECONCILIATIONS
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Net income	$84,831	$90,088	$67,136
Plus: amortization of intangible assets expense	3,880	3,912	4,505
Less: amortization of intangible assets expense tax adjustment (1)	1,107	1,119	1,288
Net income for average tangible common equity	87,604	92,881	70,353
Plus: merger-related expense	—	—	5,071
Less: merger-related expense tax adjustment (1)	—	—	1,450
Net income for average tangible common equity excluding merger-related expense	$87,604	$92,881	$73,974

Average stockholders' equity	$2,851,000	$2,844,800	$2,710,509
Less: average intangible assets	71,897	75,795	88,216
Less: average goodwill	901,312	901,312	898,436
Average tangible common equity	$1,877,791	$1,867,693	$1,723,857

Return on average equity	11.90%	12.67%	9.91%
Return on average tangible common equity	18.66%	19.89%	16.32%
Return on average tangible common equity excluding merger-related expense	18.66%	19.89%	17.16%
____________________________________________
(1) Adjusted by statutory tax rate

For periods presented below, return on average assets excluding merger-related expense is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding merger-related expense and the related tax impact from net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Net income	$84,831	$90,088	$67,136
Plus: merger-related expense	—	—	5,071
Less: merger-related expense tax adjustment (1)	—	—	1,450
Net income for average assets excluding merger-related expense	$84,831	$90,088	$70,757

Average assets	$20,867,005	$20,804,903	$20,059,893

Return on average assets	1.63%	1.73%	1.34%
Return on average assets excluding merger-related expense	1.63%	1.73%	1.41%
____________________________________________
(1) Adjusted by statutory tax rate

Pre-provision net revenue is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from the net income. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Interest income	$177,006	$176,047	$180,824
Interest expense	6,287	6,978	12,626
Net interest income	170,719	169,069	168,198
Noninterest income	27,281	30,100	23,194
Revenue	198,000	199,169	191,392
Noninterest expense	97,252	96,040	99,939
Plus: merger-related expense	—	—	5,071
Pre-provision net revenue	100,748	103,129	96,524
Pre-provision net revenue (annualized)	$402,992	$412,516	$386,096

Average assets	$20,867,005	$20,804,903	$20,059,893

Pre-provision net revenue on average assets	0.48%	0.50%	0.48%
Pre-provision net revenue on average assets (annualized)	1.93%	1.98%	1.92%

Noninterest expense (excluding merger-related expense) as a percent of average assets is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the noninterest expense (excluding merger-related expense) as a percent of average assets by excluding merger-related expenses from the noninterest expense and dividing by average assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison to the financial results of prior periods.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Noninterest expense	$97,252	$96,040	$99,939
Less: merger-related expense	—	—	5,071
Noninterest expense excluding merger-related expense	97,252	96,040	94,868

Average assets	$20,867,005	$20,804,903	$20,059,893

Noninterest expense as a percent of average assets (annualized)	1.86%	1.85%	1.99%
Noninterest expense excluding merger-related expense as a percent of average assets (annualized)	1.86%	1.85%	1.89%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2021	2021	2021	2021	2020
Total stockholders' equity	$2,886,311	$2,838,116	$2,813,419	$2,703,098	$2,746,649
Less: intangible assets	970,883	974,763	978,675	981,568	984,076
Tangible common equity	$1,915,428	$1,863,353	$1,834,744	$1,721,530	$1,762,573

Total assets	$21,094,429	$21,005,211	$20,529,486	$20,173,298	$19,736,544
Less: intangible assets	970,883	974,763	978,675	981,568	984,076
Tangible assets	$20,123,546	$20,030,448	$19,550,811	$19,191,730	$18,752,468

Tangible common equity ratio	9.52%	9.30%	9.38%	8.97%	9.40%

Common shares issued and outstanding	94,389,543	94,354,211	94,656,575	94,644,415	94,483,136

Book value per share	$30.58	$30.08	$29.72	$28.56	$29.07
Less: intangible book value per share	10.29	10.33	10.34	10.37	10.42
Tangible book value per share	$20.29	$19.75	$19.38	$18.19	$18.65

Core net interest income and core net interest margin are non-GAAP financial measures derived from GAAP-based amounts. We calculate core net interest income by excluding scheduled accretion income, accelerated accretion income, premium amortization on CDs, nonrecurring nonaccrual interest paid from net interest income. The core net interest margin is calculated as the ratio of core net interest income to average interest-earning assets. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.
	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Net interest income	$170,719	$169,069	$168,198
Less: scheduled accretion income	3,097	3,339	4,911
Less: accelerated accretion income	4,770	6,107	6,120
Less: premium amortization on CD	183	390	2,358
Less: nonrecurring nonaccrual interest paid	349	(74)	322
Core net interest income	162,320	159,307	154,487

Average interest-earning assets	$19,173,458	$19,131,172	$18,519,437

Net interest margin	3.53%	3.51%	3.61%
Core net interest margin	3.36%	3.30%	3.32%

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization, and merger-related expense to the sum of net interest income before provision for credit losses and total noninterest income, less gain (loss) on sale of securities, other income - security recoveries, gain/(loss) on sale of other real estate owned, and gain (loss) from debt extinguishment. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2021	2021	2020
Total noninterest expense	97,252	96,040	99,939
Less: amortization of intangible assets	3,880	3,912	4,505
Less: merger-related expense	—	—	5,071
Less: other real estate owned operations, net	—	—	(5)
Noninterest expense, adjusted	$93,372	$92,128	$90,368

Net interest income before provision for credit losses	$170,719	$169,069	$168,198
Add: total noninterest income	27,281	30,100	23,194
Less: net gain from investment securities	3,585	4,190	5,002
Less: other income - security recoveries	1	1	1
Less: net gain from other real estate owned	—	—	(70)
Less: net gain from debt extinguishment	—	970	—
Revenue, adjusted	$194,414	$194,008	$186,459

Efficiency ratio	48.0%	47.5%	48.5%